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                                  EXHIBIT 11.2
                     ERLY INDUSTRIES INC. AND SUBSIDIARIES
              CALCULATION OF FULLY DILUTED INCOME (LOSS) PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                          YEARS ENDED MARCH 31,
                                                 ------------------------------------------------------------------------
                                                         1995        1994          1993         1992         1991
                                                         ----        ----          ----         ----         ----
Income (loss) from
  continuing operations                                $ 8,653     $14,765      ($10,989)    ($ 6,361)     $ 5,626
Minority interest                                          622      (1,376)
Interest adjustment                                         98          80            80           80           80
- ------------------------------------------------------------------------------------------------------------------
  Continuing operations, net                             9,373       13,469      (10,909)      (6,281)       5,706

Loss on discontinued operations                                     (8,810)       (4,972)     (10,614)      (2,366)

Income from extraordinary items                                     16,792         7,288        4,436
Minority interest on extraordinary items                            (3,702)
- ------------------------------------------------------------------------------------------------------------------
  Extraordinary items, net                                          13,090         7,288        4,436

- ------------------------------------------------------------------------------------------------------------------
  Net income (loss) as adjusted                        $ 9,373      $17,749     ($ 8,593)    ($12,459)     $ 3,340
==================================================================================================================

Average number of shares of
  common stock and common
  stock equivalents outstanding:
Average number of shares of
    common stock outstanding                             3,686       3,535         3,444        3,127        3,089*
Common stock equivalents:
    Dilutive effect of stock
     options and warrants based
     on application of treasury
     stock method                                          744         120         (a)          (a)            (b)
Other potentially dilutive securities:
  Common stock issuable upon
   conversion of note payable                              267         267         (a)          (a)            212
- ------------------------------------------------------------------------------------------------------------------
    Total                                                4,697       3,922         3,444        3,127        3,301
==================================================================================================================

Fully diluted income (loss)
  per common share:
  Income (loss) from
    continuing operations (c)                         $   2.00      $ 3.43       ($ 3.19)     ($ 2.03)      $ 1.73
  Loss on discontinued operations                                    (2.24)        (1.44)       (3.40)        (.72)
  Income from extraordinary items (c)                                 3.34          2.11         1.42
- ------------------------------------------------------------------------------------------------------------------
  Fully diluted income (loss)
    per common share                                  $   2.00      $ 4.53       ($ 2.52)     ($ 4.01)      $ 1.01
==================================================================================================================


*     Retroactively adjusted to give effect to 10% stock dividend in September
      1990.

(a) Exercise of stock options, warrants and convertible note is not assumed as the computation would be anti-dilutive.
(b) The dilutive effect of stock options and warrants was less than 3%; therefore none are shown above.
(c)   Net of applicable minority interest.





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